Post-Qualification Amendment No. 6
File No. 024-12523

EXPLANATORY NOTE

This is a post qualification amendment to an offering statement on Form 1-A originally filed by Arrived Homes 5, LLC (the “Company”) on October 18, 2024, and originally qualified by the U.S. Securities and Exchange Commission on November 18, 2024. This Post-Qualification Amendment No. 6 to the Offering Statement is filed solely for the purpose of filing a number of exhibits.  Accordingly, this Post-Qualification Amendment No. 6 to the Offering Statement consists only of Part I, this Explanatory Note, and Part III, containing the Exhibit Index and signature page.  The Offering Circular contained in Part II of the Offering Statement is unchanged by this Post-Qualification Amendment No. 6 and has therefore been omitted.

PART III – EXHIBITS

Exhibit No.	Description
2.1	Certificate of Formation of Arrived Homes 5, LLC
2.2	Limited Liability Company Agreement of Arrived Homes 5, LLC
3.1	Form of Series Designation of Arrived Series [*], a series of Arrived Homes 5, LLC
4.1	Form of Subscription Agreement of Arrived Series [*], a series of Arrived Homes 5, LLC
6.1	Broker Dealer Agreement, dated October 14, 2024 between Arrived Homes 5, LLC and Dalmore Group, LLC
6.2	Form of Promissory Note
6.3	Form of Property Management Agreement dated [*], 202[*], between Marketplace Homes and Arrived Series [*], a series of Arrived Homes 5, LLC
6.4	NCPS PPEX ATS Company Agreement
6.5	Secondary Brokerage Agreement
6.7	NCIT Software and Services License Agreement
6.8	Purchase and Sale Agreement dated June 22, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Clark Property
6.8.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Clark dated July 19, 2024 for Arrived Series Clark Property
6.9	Purchase and Sale Agreement dated June 22, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Lois Property
6.9.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lois dated July 19, 2024 for Arrived Series Lois Property
6.10	Purchase and Sale Agreement dated December 16, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Goldfinger Property
6.10.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Goldfinger dated [ ], 2025 for Arrived Series Goldfinger Property
6.11	Purchase and Sale Agreement dated December 10, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Pumpkin Property
6.11.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Pumpkin dated January 24, 2025 for Arrived Series Pumpkin Property
6.12	Purchase and Sale Agreement dated November 5, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Sambino Property
6.12.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sambino dated November 21, 2024 for Arrived Series Sambino Property
6.13	Purchase and Sale Agreement dated December 10, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Troncos Property
6.13.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Troncos dated December 13, 2024 for Arrived Series Troncos Property
6.14	Purchase and Sale Agreement dated February 10, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Alex Property
6.14.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Alex dated February 21, 2025 for Arrived Series Alex Property
6.15	Purchase and Sale Agreement dated January 11, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Camphor Property
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6.15.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Camphor dated February 6, 2025 for Arrived Series Camphor Property
6.16	Purchase and Sale Agreement dated February 11, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Lenka Property
6.16.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lenka dated February 21, 2025 for Arrived Series Lenka Property
6.17	Purchase and Sale Agreement dated January 12, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Liam Property
6.17.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Liam dated February 13, 2025 for Arrived Series Liam Property
6.18	Purchase and Sale Agreement dated February 11, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Sinalda Property
6.18.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sinaldi dated February 21, 2025 for Arrived Series Sinalda Property
6.19	Purchase and Sale Agreement dated February 27, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Adler Property
6.19.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Adler dated March 18, 2025 for Arrived Series Adler Property
6.20	Purchase and Sale Agreement dated February 19, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Ameris Property
6.20.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ameris dated March 4, 2025 for Arrived Series Ameris Property
6.21	Purchase and Sale Agreement dated February 20, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Belleglade Property
6.21.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Belleglade dated March 18, 2025 for Arrived Series Belleglade Property
6.22	Purchase and Sale Agreement dated December 4, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Metcalf Property
6.22.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Metcalf dated March 27, 2025 for Arrived Series Metcalf Property
6.23	Purchase and Sale Agreement dated March 5, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Scarlett Property
6.23.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Scarlett dated March 19, 2025 for Arrived Series Scarlett Property
6.24	Purchase and Sale Agreement dated February 14, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Tully Property
6.24.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Tully dated March 4, 2025 for Arrived Series Tully Property
6.25	Purchase and Sale Agreement dated February 20, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Tyrell Property
6.25.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Tyrell dated March 5, 2025 for Arrived Series Tyrell Property
6.26	Purchase and Sale Agreement dated March 14, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Wasilla Property
6.26.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wasilla dated March 17, 2025 for Arrived Series Wasilla Property
6.27	Purchase and Sale Agreement dated February 13, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Adela Property
6.27.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Adela dated Month Day, 2025 for Arrived Series Adela Property
6.28	Purchase and Sale Agreement dated April 14, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Arbolado Property
III-2

6.28.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Arbolado dated April 23, 2025 for Arrived Series Arbolado Property
6.29	Purchase and Sale Agreement dated April 10, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Cyrus Property
6.29.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Cyrus dated March 27, 2025 for Arrived Series Cyrus Property
6.30	Purchase and Sale Agreement dated February 11, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Fortress Property
6.30.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Fortress dated March 19, 2025 for Arrived Series Fortress Property
6.31	Purchase and Sale Agreement dated February 11, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Lilinoe Property
6.31.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lilinoe dated March 27, 2025 for Arrived Series Lilinoe Property
6.32	Purchase and Sale Agreement dated March 12, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Targaryen Property
6.32.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Targaryen dated April 9, 2025 for Arrived Series Targaryen Property
6.33	Purchase and Sale Agreement dated April 9, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Tilly Property
6.33.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Tilly dated April 25, 2025 for Arrived Series Tilly Property
6.34	Purchase and Sale Agreement dated March 10, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Vega Property
6.34.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Vega dated March 27, 2025 for Arrived Series Vega Property
11.1	Consent of Stephano Slack LLC
11.2	Consent of Maynard Nexsen PC (included in Exhibit 12.1)
12.1	Opinion of Maynard Nexsen PC
99.1	Valuation Policy

* To be filed by amendment.

III-3

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 13, 2025.

ARRIVED HOMES 5, LLC

By:	Arrived Fund Manager, LLC, its managing member

By:	/s/ Ryan Frazier
	Name:	Ryan Frazier
	Title:	Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Ryan Frazier		Chief Executive Officer of Arrived Holdings, Inc.	May 13, 2025
Ryan Frazier		(principal executive officer) Chief Executive Officer and Director of Arrived Homes 5, LLC

/s/ Sue Korn		Principal Financial and	May 13, 2025
Sue Korn		Accounting Officer of Arrived Holdings, Inc. Principal Financial and Accounting Officer of Arrived Homes 5, LLC

/s/ Kenneth Cason		Chief Technology Officer of Arrived Holdings, Inc.	May 13, 2025
Chief Technology Officer and Director of Arrived Homes 5, LLC

Arrived Fund Manager, LLC		Managing Member	May 13, 2025

By:	/s/ Ryan Frazier
Name:	Ryan Frazier
Title:	Chief Executive Officer